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             AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING, INC.
               AND MERRILL LYNCH FOR THE OFFERING OF INTERACTIVE
                TELEVIDEO COURSES AND DISTANCE LEARNING PROGRAMS



                               W I T N E S S E T H

         AGREEMENT made this 3rd day of June 1998, between Educational Video Conferencing Inc. (hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Suite 504, Yonkers, New York 10710, and Merrill Lynch (hereinafter "MERRILL LYNCH"), with offices located at 101 Hudson Street, Jersey City, New Jersey 07302-3997.

         Whereas, MERRILL LYNCH desires to provide its employees with access to college courses and programs via Interactive Televideo Distance Learning and Computer Based Distance Learning at MERRILL LYNCH locations more particularly specified below, and,

         Whereas, EVC has the ability to provide such access to college courses and programs, subject to the terms and conditions herein provided,


         NOW, THEREFORE, it is hereby agreed as follows:

         1. EVC agrees that it will provide access to college courses and learning programs via Interactive Televideo Distance Learning and Computer Based Distance Learning to MERRILL LYNCH employees, commencing with the Fall 1998 semester.

         2. EVC will provide access to college courses via MERRILL LYNCH's installed base of video conferencing room system units and telecommunications network and, if enrollment demand meets criteria to be agreed upon from time to time by the parties, via video enabled desktop computers at MERRILL LYNCH.

         2.1 MERRILL LYNCH agrees that, in the event that desk top computers are utilized, it will allow EVC to video enable existing computers at MERRILL LYNCH locations to be mutually agreed upon in writing, at no cost to MERRILL LYNCH.

         3. EVC will provide video enabled computers for MERRILL LYNCH locations to be agreed upon, in the event that such locations do not have computers capable of being video enabled and, if the student course registrations at said locations meet EVC projections for each said location.

         3.1 In the event that, in the sole opinion of EVC, enrollment justifies additional video conferencing room systems, EVC will provide and install such additional room video conferencing systems that shall be compatible with MERRILL LYNCH's installed base of room video conferencing systems at no cost to MERRILL LYNCH. The cost of linking said additional room videoconferencing systems to MERRILL LYNCH's installed base of room systems shall be borne by MERRILL LYNCH.

         4. MERRILL LYNCH agrees to allow EVC to transmit courses over its video conferencing room systems and telecommunications network and /or desktop computers on a schedule to be agreed upon in the future, but in any event not less than Monday through

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Thursday from 5 PM to 11 PM, Friday 5 PM to 8 PM, and Saturday from 9 AM to 3
PM.

         5. MERRILL LYNCH agrees to allow EVC to offer courses over desktop computers at locations to be mutually agreed upon and subject to the minimum college student course registrations; the parties further agree that they will designate these locations in writing no later than thirty (30) days after the execution of this agreement.

         6. MERRILL LYNCH agrees that it will give its employees access to its standard tuition reimbursement or advancement plan in connection with EVC courses.

         7. EVC shall be permitted to offer such undergraduate and graduate courses and learning programs as are approved by MERRILL LYNCH for tuition reimbursement/advancement; such courses to be offered by accredited colleges, universities, and other institutions of learning.

         7.1 EVC shall offer undergraduate and graduate courses and programs in Management, Marketing, Economics, Finance and Accounting to MERRILL LYNCH from accredited colleges and universities and other institutions of higher learning.

         7.2 EVC and MERRILL LYNCH will agree which, if any, additional degrees, programs, or courses of study will be offered ninety (90) days prior to the beginning of any academic term.

         7.3 Courses which constitute a part of the core curriculum of any college or university participating in the MERRILL LYNCH/EVC program shall be deemed approved for tuition reimbursement and/or advancement, so long as the individual courses are applicable to approved degrees or major plans of study; courses which are part of an approved major shall also be deemed approved and shall not require individual approval.

         8. EVC agrees that MERRILL LYNCH employees will be charged the standard tuition charges of the respective college or university, together with all appropriate college fees and, when applicable, a video conferencing fee; all of the above tuition and fees shall be payable directly to the respective college or university.

         8.1 MERRILL LYNCH employees will be required to arrange for the purchase of course books and materials with the individual colleges and universities, and neither MERRILL LYNCH nor EVC shall have any responsibility in this regard.

         9. MERRILL LYNCH acknowledges that its employees will be required to execute a guarantee of payment from which will bind the individual employee to pay for tuition, fees, etc., in the event that for any reason they are not eligible for, or do not receive tuition reimbursement/advancement as contemplated herein.

         10. MERRILL LYNCH agrees that its human resources/personnel department shall provide EVC with information on employees' applications for tuition reimbursement/advancement in connection with EVC courses, including, but not limited to the status of said applications.

         11. Except as otherwise indicated in paragraph 12 below, MERRILL LYNCH agrees that it will allow EVC to utilize its installed base of room systems and telecommunications network to transmit courses to MERRILL LYNCH employees at no cost to EVC.

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         12.  EVC agrees that it will pay all telecommunications costs, including monthly charges, associated with signal transport from any educational provider to EVC's bridge.

         12.1 MERRILL LYNCH agrees that it will pay all telecommunication costs, including monthly charges associated with signal transport from MERRILL LYNCH's video conferencing sites to EVC's bridge.

         13. MERRILL LYNCH agrees that it will provide its employees with unfettered access to suitable and appropriate facilities from which to participate in EVC courses at no cost to EVC; MERRILL LYNCH shall be responsible for all HVAC, electricity, maintenance, security (if applicable), and other costs associated with providing such space to its employees.

         14. The parties agree that they will fully cooperate with one another in promoting the EVC program to MERRILL LYNCH employees and that MERRILL LYNCH senior management will fully promote this program to the best of their ability, including, but not limited to, participation in marketing programs, promotional photographs and video tapes for use with MERRILL LYNCH employees.

         14.1 MERRILL LYNCH will provide EVC with a list of all MERRILL LYNCH employees with each of their home addresses each academic term. Whenever possible, this list will be printed on mailing labels. EVC agrees to keep this list confidential and will utilize same only for the purposes of marketing this program.

         14.2 If possible, MERRILL LYNCH will allow EVC to utilize e-mail to communicate with those employees who have indicated interest in enrolling in EVC courses.

         14.3 EVC agrees that it shall provide materials from the various colleges and universities at no cost to MERRILL LYNCH, including but not limited to brochures, surveys, registration materials, and videotapes.

         14.4 MERRILL LYNCH agrees to distribute the materials provided by EVC not less than three (3) times per semester to all its employees.

         14.5 MERRILL LYNCH consents to the use by EVC of standard college registration forms, guarantee of payment forms, site location choice forms and other necessary forms, and shall not unreasonably withhold approval of other such forms as may be necessary to carry out the intent of this agreement.

         14.6 EVC shall be permitted to conduct open houses and registration meetings at such MERRILL LYNCH locations as can be mutually agreed upon from time to time, it being understood that said open houses and registration nights are to be scheduled at times and places convenient to MERRILL LYNCH employees so as to maximize potential registrations.

         14.7 EVC shall be permitted to utilize MERRILL LYNCH logos, trademarks, and copyrighted materials for promotional pieces targeted at MERRILL LYNCH employees.

         15. MERRILL LYNCH shall not be responsible for, nor shall it be permitted to exercise control over any of the policies and procedures, academic or administrative, of the various colleges and universities; the colleges and universities shall bear the entire burden of their own administrative functions, including but not limited to, admissions, registration, academic advising, etc.

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         16.  EVC shall hire a coordinator (preferably a MERRILL LYNCH employee)
who shall be trained in the operation of the video conferencing room systems and desktop computer video systems, as the case may be, who shall be available to train MERRILL LYNCH employees on the operation of the systems for one (1) week prior to the start of each semester as well as during the first week of each semester; in the event that, in its sole discretion, EVC determines that certain locations or students require further training, EVC shall provide such further training by a coordinator as each individual case warrants.

         17. MERRILL LYNCH shall grant EVC, its employees and/or agents, such access to MERRILL LYNCH facilities as shall be reasonably necessary to the installation and maintenance of any equipment provided by EVC in connection with this agreement, as well as for the proper administration of the program contemplated hereunder.

         18. All equipment installed by EVC in conjunction with this program shall remain the sole property of EVC and, upon the expiration or termination thereof shall be immediately returned to EVC.

         18.1 EVC shall maintain all of its equipment in proper working order and shall enter into service contracts with reliable service companies in order to ensure proper maintenance and repair of said equipment.

         19. MERRILL LYNCH shall be permitted to utilize EVC equipment when same is not in use by EVC and agrees to hold EVC harmless and indemnify EVC for any loss or damages resulting from the use of said equipment by MERRILL LYNCH; in addition, MERRILL LYNCH agrees to immediately reimburse EVC for any costs associated with the repair or replacement of any equipment lost damages or stolen while in MERRILL LYNCH's possession.

         19.1 In addition, MERRILL LYNCH agrees not to permit any other use, other than by EVC, of its installed base of room systems, during any regularly scheduled EVC class or course; MERRILL LYNCH further agrees to promptly repair or replace, as necessary, any of its equipment or systems which will be utilized by EVC in delivering access to classes and programs hereunder.

         20. The term of this agreement shall be FIVE (5) YEARS from the date first written above and this agreement shall automatically be extended for one
(1) additional year on the anniversary of the original execution.

         20.1 In the event that either party should desire not to automatically extend this contract, then the party so desiring must notify the other in writing, by certified mail, return receipt requested, not less than ninety (90) days prior to the anniversary date of this agreement, in which case this agreement shall only have FOUR (4) YEARS remaining in its term.

         21. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

         22. All notices required to be given hereunder shall be done in writing and mailed certified, return receipt requested, to the other party at their last known address, and shall be deemed given when mailed.

         23. This agreement shall be construed and interpreted under the laws of the State of New York.

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         24.  If any portion of this agreement is held to be void or unenforceable, it shall not effect the validity and enforceability of the remaining portions.

         25. Any disputes arising hereunder shall be determined by way of arbitration before the American Arbitration Association at their offices located in White Plains, New York.

         26. The foregoing constitutes the entire agreement between the parties with respect to the matters contained herein and no other such agreements shall be valid unless in writing and subscribed to with the same formality as this document.



         WHEREFORE, the parties have hereunto affixed their hands and seals the date first indicated above.



MERRILL LYNCH


By:  /s/ William R. Coda
   --------------------------------------------
     William R. Coda
     Vice President
     Global Operations Training and Development





EDUCATIONAL VIDEO CONFERENCING, INC.


By:  /s/ John J. McGrath, Ph.D.
   --------------------------------------------
     John J. McGrath, Ph.D.
     President

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